UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: January 16, 2007
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 444-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 Form of Restricted Stock Unit Agreement Annual Performance-Based Vesting
EX-99.2 Form of Restricted Stock Unit Agreement Performance-Based Vesting

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
     On January 16, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Akamai Technologies, Inc. (“Akamai,” the “Company,” or the “Registrant”) adopted cash and equity compensation programs for 2007 for the following executive officers: Paul Sagan, Chief Executive Officer; Melanie Haratunian, Vice President and General Counsel; Robert Hughes, Executive Vice President — Global Sales, Services & Marketing; Chris Schoettle, Executive Vice President — Technology & Networks; J. Donald Sherman, Chief Financial Officer; and Cathy Welsh, Chief Human Resources Officer (collectively, the “Executives”).
     Each of the cash incentive components of the 2007 compensation program provides for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement of certain pre-determined individual and corporate performance objectives. Specifically, each Executive’s cash bonus is weighted as follows: 80% based on Akamai achievement of revenue and earnings per share targets for fiscal year 2007 and 20% based on achievement of individual or departmental performance goals. For Mr. Sagan, the target cash bonus is equal to 100% of his base salary of $400,000, and the maximum cash bonus is equal to 200% of his base salary. For Ms. Haratunian, the target cash bonus is equal to 40% of her base salary of $240,000, and the maximum cash bonus is equal to 80% of her base salary. For Mr. Hughes, the target cash bonus is equal to 100% of his base salary of $350,000. Mr. Hughes’s maximum cash bonus is tied to the amount of the Company’s recognizable revenues in 2007; therefore, his maximum cash bonus is not estimable. For each of Mr. Schoettle and Mr. Sherman, the target cash bonus is equal to 67% of his base salary of $300,000, and the maximum cash bonus is equal to 133% of his base salary. For Ms. Welsh, the target cash bonus is equal to 40% of her base salary of $220,000, and the maximum cash bonus is equal to 80% of her base salary.
     Each Executive was also granted stock options and Restricted Stock Units (“RSUs”) under the 2007 compensation program as follows:

			Performance-Based
	Number of Shares of		Restricted Stock
	Akamai Common Stock	Base Restricted	Units (maximum
Name	Underlying Options	Stock Units	deliverable)
Paul Sagan	28,000	12,600	37,800

Melanie Haratunian	9,000	4,050	12,150

Robert W. Hughes	13,500	6,000	18,000

Chris Schoettle	9,500	6,000	18,000

J. Donald Sherman	13,500	6,000	18,000

Cathy Welsh	9,000	4,050	12,150
     The options will have an effective date of February 9, 2007, the second day following the Company’s release of financial results for fiscal year 2006. The exercise price for the options will be equal to the closing sale price of Akamai’s common stock as reported on the Nasdaq Global Select Market on February 9, 2007. The options will vest in accordance with the following schedule: 25% vest on the first anniversary of the effective date and the remaining 75% vest in equal quarterly installments of 6.25% thereafter. Options are subject to the terms of the Company’s standard form of incentive stock option agreement previously filed on August 20, 1999 with the Securities and Exchange Commission.
     Each RSU represents the right to receive one share of Akamai common stock upon vesting. Base RSUs vest in 33% annual installments on the second business day following the date on which the Company releases its financial results for the preceding fiscal year only if the Company achieved an enumerated revenue target during such preceding fiscal year. Performance-Based RSUs will only vest to the extent that the Company exceeds specified cumulative revenue and earnings per share targets for fiscal years 2007, 2008 and 2009. The maximum number of performance-based RSUs that may vest is equal to 300% of the number of base RSUs granted on the same date; such maximum vesting would only occur if the Company meets or exceeds 110% of both its cumulative revenue and earnings per share targets for fiscal years 2007, 2008 and 2009. No performance-based RSUs will vest if the Company fails to exceed the applicable targets. If the Company’s cumulative revenue and/or earnings per share results for the applicable years is between 100% and 110% of the targets, the Executive would receive between zero RSUs and the maximum deliverable amount set forth above.
     The foregoing description of the RSUs is qualified in its entirety by the text of the relevant RSU agreement, each of which is filed herewith as Exhibits 99.1 and 99.2, respectively.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Form of Restricted Stock Unit Agreement with Annual Performance-Based Vesting

99.2	Form of Restricted Stock Unit Agreement with Performance-Based Vesting

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2007	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Melanie Haratunian
Melanie Haratunian, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

†99.1	Form of Restricted Stock Unit Agreement with Annual Vesting

†99.2	Form of Restricted Stock Unit Agreement with Performance-Based Vesting at Three Years

†	Confidential Treatment has been requested as to certain portions of this Exhibit. Such portions have been omitted and filed separately with the Securities and Exchange Commission.